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                                                                       EXHIBIT 5

                [LETTERHEAD OF ALSTON & BIRD LLP APPEARS HERE]


                                 June 17, 1999

BGF Industries, Inc.
3802 Robert Porcher Way
Greensboro, North Carolina  27410

     Re: Registration Statement on Form S-4 (No. 333-72321)

Ladies and Gentlemen:

     We have acted as legal counsel to BGF Industries, Inc., a Delaware corporation ("BGF"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), $100,000,000 principal amount of a new series of BGF's 10 1/4% Senior Subordinated Notes due 2009 (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 (the "Registration Statement"). The Exchange Notes will be issued under an Indenture dated as of January 21, 1999 between BGF and The Bank of New York, as trustee (the "Trustee"), in exchange for an identical principal amount of any and all of BGF's outstanding 10 1/4% Senior Subordinated Notes due 2009 (the "Old Notes"), which were issued and sold by BGF in a transaction not registered under the Securities Act in reliance upon exemptions under the Securities Act.

     We have examined the Certificate of Incorporation and Bylaws of BGF, records of proceedings of the Board of Directors of BGF, or committees thereof, and of the stockholder of BGF deemed to be relevant to this opinion letter. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records and documents of the Company, such certificates of officers of the Company and public officials and such other records and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such copies, and we have assumed all certificates of public officials to have been properly given and to be accurate.

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BGF Industries, Inc.
May 27, 1999
Page 2


     As to certain factual matters relevant to this opinion letter, we have relied upon the representations and warranties contained in the above-referenced certificates of officers of the Company and public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

     On the basis of the foregoing, and subject to the limitations set forth herein, we are of the opinion that, upon due execution of the Exchange Notes by the Company, due authentication thereof by the Trustee in accordance with the Indenture, and when issued and delivered in accordance with the Indenture, the Exchange Notes will be validly issued and will constitute legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except that enforceability may be limited by (a) applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally, and (b) general equitable principles.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Experts" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

     The only opinion rendered by us consists of those matters set forth in the fourth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.

                                       Very truly yours,

                                       ALSTON & BIRD LLP


                                       By: /s/ B. Lynn Walsh
                                           ----------------------
                                           B. Lynn Walsh, Partner

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